EXHIBIT 99.1
FOR RELEASE 6:00 AM ET, April 28, 2022

Contact:    Robert S. Tissue, Executive Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS FIRST QUARTER 2022 EPS OF $0.90 ON ANNUALIZED DOUBLE-DIGIT LOAN GROWTH AND RECORD NET INTEREST INCOME

MOOREFIELD, WV – April 28, 2022 (GLOBE NEWSWIRE) – Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported continued strong financial results for the first quarter of 2022, including double-digit annualized growth in loans, record net interest income, sequential net interest margin (“NIM”) expansion, improving asset quality and low operating expenses.

The Company, which serves commercial and individual clients across West Virginia, the Washington metropolitan area, Virginia and Kentucky through Summit Community Bank, Inc., reported net income applicable to common shares of $11.5 million, or $0.90 per diluted share, for the first quarter of 2022, $12.4 million, or $0.95 per diluted share, for the fourth quarter of 2021 and $10.4 million, or $0.80 per share, for the first quarter of 2021.

“Summit’s growth markets and talented producers allowed us to efficiently deploy the bank’s ample liquidity, with sequential quarter net interest margin expansion and continued double-digit annual growth in commercial and total loans,” said H. Charles Maddy, III, President and Chief Executive Officer. “We remain confident in our ability to continue Summit’s record of execution with proven operating expense discipline, continued credit quality improvement, excellent in-market loan growth opportunities and a very strong commercial pipeline.”

Highlights for Q1 2022

•Total loans of $2.68 billion, excluding mortgage warehouse lines of credit and Paycheck Protection Program (“PPP”) lending, increased 6.2 percent, or 24.9 percent annualized, during the quarter and 21.6 percent since March 31, 2021.

•Commercial loans excluding PPP lending increased 8.1 percent, or 32.3 percent annualized, during the quarter.

•Net interest margin (“NIM”) increased 12 basis points to 3.61 percent from the linked quarter, as Summit remains strategically well positioned for a rising rate environment.

•Net interest income increased 2.5 percent from the linked quarter and 12.6 percent from the year-ago period, primarily due to loan growth and lower funding costs.

•Total noninterest expense decreased to $17.2 million in the quarter, down 4.1 percent from the linked quarter and up 4.7 percent from the year-ago quarter, as salary and benefits increases were largely offset by disciplined management of other operating costs.

•Reduced annualized non-interest expense to 1.91 percent of average assets, down 11 basis points from the linked quarter and 18 basis points from the year-ago period.

•Incurred $1.95 million provision for credit losses in the quarter increasing period-end allowance for loan credit losses to $32.6 million, or 1.14 percent of total loans and 278.0 percent of nonperforming loans.

•Reduced foreclosed property held for sale by 30.0 percent during the quarter and 50.4 percent from the year-ago quarter to $6.9 million or 0.19 percent of assets at period end.

•Reduced nonperforming assets (“NPAs”) to 0.51 percent of total assets at period end, excluding restructured assets, down 12 basis points during the quarter and 70 basis points from March 31, 2021.

•Increased tangible book value per common share $0.25 during the quarter, despite unrealized net losses on debt securities available for sale (“AFS”) of $1.34 per common share (net of deferred income taxes) recorded in Other Comprehensive Income (“OCI”) partially offset by increases in the fair values of derivative financial instruments hedging against higher interest rates totaling $0.83 per common share (net of deferred income taxes) also recorded in OCI.

Results from Operations

Net interest income grew to a record $29.6 million in the first quarter of 2022, an increase of 2.5 percent from the linked quarter and 12.6 percent from the prior-year first quarter. NIM for first quarter of 2022 was 3.61 percent compared to 3.49 percent for the linked quarter and 3.65 percent for the year-ago quarter. Excluding the impact of accretion and amortization of fair value acquisition accounting adjustments, Summit’s net interest margin would have been 3.57 percent for the first quarter of 2022, 3.45 percent for the linked quarter and 3.60 percent for the year-ago period.

Noninterest income, consisting primarily of service fee income from community banking activities and trust and wealth management fees, for first quarter 2022 was $4.5 million compared to $6.0 million for the linked quarter and $5.0 million for the comparable period of 2021. The Company recorded realized securities losses on debt securities of $152,000 and $109,000 in the first quarter of 2022 and linked quarter, respectively, and gains of $476,000 in the year-ago quarter. In addition, the Company recognized a gain on equity investments of $372,000 in first quarter 2022 compared to $202,000 in the linked quarter.

Mortgage origination revenue was $339,000 in the first quarter of 2022 compared to $482,000, excluding an $879,000 increase in the fair value of mortgage servicing rights, in the linked quarter. Mortgage origination revenue was $998,000 for the year-ago period.

Excluding gains and losses on debt securities and equity investments and mortgage servicing rights fair value adjustments, noninterest income was $4.33 million in first quarter 2022 compared to $4.98 million in the linked quarter and $4.50 million in the year-ago quarter.

Revenue from net interest income and noninterest income, excluding gains and losses on debt securities and equity investments and mortgage servicing rights fair value adjustments, grew 0.2 percent to $33.9 million for first quarter 2022 compared to $33.8 million for the linked quarter and increased 10.2 percent from $30.8 million in the year-ago quarter.

Total noninterest expense decreased to $17.4 million in the first quarter of 2022, down 2.8 percent from $17.9 million in the linked quarter and up 6.0 percent from $16.4 million for the prior-year first quarter.

Salary and benefit expenses of $9.7 million in the first quarter of 2022 increased from $9.0 million for the linked quarter and $8.4 million during the year-ago period. Higher group health insurance premiums and increased accruals for anticipated 2022 performance bonuses account for the primary reasons for the increases.

The sequential-quarter reduction in total noninterest expense, on higher salary and benefits expenses, reflected reductions in most other categories of operating costs. Equipment expense of $1.84 million compared to $1.90 million for the linked quarter and $1.58 million for the year-ago period. Net occupancy expense of $1.24 million compared to $1.27 million for the linked quarter and $1.17 million for the year-ago period. Net gains in excess of expenses on foreclosed properties were $90,000 compared to net losses and expenses on foreclosed properties of $403,000 in the linked quarter and $227,000 in the year-ago period. Other expenses of $2.46 million compared to $3.25 million for the linked quarter and $2.89 million in the year-ago period. The changes in these other expenses include:

•Fraud and robbery losses of $90,000 during the first quarter of 2022 compared to $190,000 and $117,000 in the linked and year-ago quarters, respectively;

•Virginia franchise tax of $148,000 during the first quarter of 2022 compared to $228,000 and $90,000 in the linked and year-ago quarters, respectively;

•Internet banking expenses of $342,000 during the first quarter of 2022 compared to $322,000 and $278,000 in the linked and year-ago quarters, respectively; and

•Deferred director compensation plan-related income of $400,000 during the first quarter of 2022 compared to plan-related expense of $227,000 and $236,000 in the linked and year-ago quarters, respectively.

Summit’s efficiency ratio was 49.44 percent in the first quarter of 2022 compared to 48.85 percent in the linked quarter and 49.54 percent for the year-ago period. Non-interest expense was 1.91 percent of average assets in the first quarter of 2022, compared to 2.02 percent during the linked quarter and 2.09 percent in the year-ago period.

Balance Sheet

At March 31, 2022, total assets were $3.64 billion, an increase of $67.0 million, or 1.9 percent, during the first quarter and $395.6 million, or 12.2 percent from March 31, 2021.

Total loans net of unearned fees grew to $2.85 billion on March 31, 2022, increasing 3.2 percent during the quarter and 16.3 percent from March 31, 2021. Excluding PPP and mortgage warehouse lending, total loans grew to $2.68 billion on March 31, 2022, increasing 6.2 percent during the first quarter and 21.6 percent from March 31, 2021.

Total commercial loans, including commercial and industrial (C&I) and commercial real estate (CRE) and excluding PPP lending, grew to $1.8 billion on March 31, 2022, increasing 8.1 percent during the first quarter and 33.3 percent from March 31, 2021.

Residential real estate and consumer lending totaled $559.5 million on March 31, 2022, down 1.5 percent during the first quarter and 4.8 percent from March 31, 2021.

PPP balances paid down to $7.9 million on March 31, 2022 from a peak of $98.5 million on September 30, 2020. Mortgage warehouse lines of credit, sourced solely from a participation arrangement with a large regional bank, were $164.9 million on March 31, 2022 compared to a peak of $252.5 million on June 30, 2020.

Total deposits increased to $3.01 billion on March 31, 2022, up 2.2 percent during the first quarter and 10.4 percent from March 31, 2021. Core deposits increased to $2.89 billion on March 31, 2022, up 1.6 percent during the first quarter and 11.0 percent from March 31, 2021. Non-interest bearing deposit accounts grew $60.0 million or 10.5 percent in the first quarter of 2022 and $123.7 million or 24.5 percent since March 31, 2021. Interest bearing checking accounts grew $7.67 million or 0.7 percent in the first quarter of 2022 and $146.8 million or 14.9 percent since March 31, 2021. Savings accounts grew $3.91 million or 0.6 percent in the first quarter of 2022 and $45.6 million or 6.9 percent since March 31, 2021. Core time deposits declined $24.6 million or 5.5 percent in the first quarter of 2022 and $29.4 million or 6.4 percent since March 31, 2021.

Total shareholders’ equity was $330.3 million as of March 31, 2022 compared to $293.4 million at March 31, 2021 and $327.5 million at December 31, 2021.

Tangible book value per common share (“TBVPS”) increased to $19.79 as of March 31, 2022 from $19.54 at December 31, 2021. Unrealized net losses on debt securities AFS of $1.34 per common share (net of deferred income taxes) recorded in OCI during the quarter resulting from increased market interest rates negatively impacted TBVPS, but were partially offset by increased fair values of interest rate caps and swaps held as hedges against higher interest rates totaling $0.83 per common share (net of deferred income taxes), also recorded in OCI.

Summit had 12,753,094 outstanding common shares at the end of the first quarter of 2022 compared to 12,743,125 at year-end 2021.

As announced in the first quarter of 2020, the Board of Directors authorized the open market repurchase of up to 750,000 shares of the issued and outstanding shares of Summit's common stock, of which 323,577 shares have been repurchased to date. The timing and quantity of stock purchases under this repurchase plan are at the discretion of management. During the first quarter of 2022, no shares of Summit’s common stock were repurchased under the Plan.

Asset Quality

Net loan charge-offs (“NCOs”) were $509,000, or 0.07 percent of average loans annualized, in the first quarter of 2022. NCOs of $193,000 represented 0.03 percent of average loans annualized in the linked quarter, and $189,000 or 0.03 percent of average loans annualized for first quarter 2021.

Summit recorded a $1.95 million provision for credit losses in the first quarter of 2022, reflecting reserve build to support our substantial growth in both loans and unfunded loan commitments, partially offset by reserve reductions due to improving forecasted economic factors. The provision for credit losses was $1.50 million for both the linked and year-ago quarters.

Summit’s allowance for loan credit losses was $32.6 million on March 31, 2022, $32.3 million at the end of the linked quarter and $34.0 million on March 31, 2021. The allowance increased $325,000 as the impact of improving forecasted economic factors and improved loss experience served to substantially offset the additional provisions for credit losses resulting from the significant volumes of new loans.

Summit’s allowance for credit losses on unfunded loan commitments was $8.39 million on March 31, 2022, $7.28 million at the end of the linked quarter, and $3.71 million on March 31, 2021. The allowance for credit losses on unfunded loan commitments increased $1.12 million during the most recent quarter, principally as result of the recent strong volumes of construction loan commitments having a higher historical loss ratio than do our other loans as a whole.

The allowance for loan credit losses stood at 1.14 percent of total loans at March 31, 2022 compared to 1.17 percent at year-end 2021 and 1.39 percent at March 31, 2021. The allowance was 278.0 percent of nonperforming loans at March 31, 2022, compared to 254.4 percent at year-end 2021 and 134.4 percent at March 31, 2021.

As of March 31, 2022, NPAs consisting of nonperforming loans, foreclosed properties and repossessed assets, totaled $18.6 million, or 0.51 percent of assets, compared to $22.6 million, or 0.63 percent of assets at the end 2021 and $39.3 million or 1.21 percent of assets on March 31, 2021.

About the Company

Summit Financial Group, Inc. is the $3.64 billion financial holding company for Summit Community Bank, Inc. Its talented bankers serve commercial and individual clients throughout West Virginia, the Washington, D.C. metropolitan area, Virginia, and Kentucky. Summit’s focus on in-market commercial lending and providing other business banking services in dynamic markets is designed to leverage its highly efficient operations and core deposits in strong legacy locations. Residential and consumer lending, trust and wealth management, and other retail financial services are offered through convenient digital and mobile banking platforms, including MySummitBank.com and 45 full-service branch locations. More information on Summit Financial Group, Inc. (NASDAQ: SMMF), headquartered in West Virginia’s Eastern Panhandle in Moorefield, is available at SummitFGI.com.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include: the effect of the COVID-19 pandemic, including the negative impacts and disruptions on the communities we serve, and the domestic and global economy, which may have an adverse effect on our business; current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; fiscal and monetary policies of the Federal Reserve; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; the successful integration of operations of our acquisitions; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q1 2022 vs Q1 2021
	For the Quarter Ended		Percent
Dollars in thousands	3/31/2022	3/31/2021	Change
Statements of Income
Interest income
Loans, including fees	$30,224	$27,538	9.8%
Securities	2,623	2,157	21.6%
Other	46	67	-31.3%
Total interest income	32,893	29,762	10.5%
Interest expense
Deposits	1,727	2,496	-30.8%
Borrowings	1,612	1,014	59.0%
Total interest expense	3,339	3,510	-4.9%

Net interest income	29,554	26,252	12.6%
Provision for credit losses	1,950	1,500	30.0%
Net interest income after provision for credit losses	27,604	24,752	11.5%

Noninterest income
Trust and wealth management fees	757	638	18.7%
Mortgage origination revenue	339	998	-66.0%
Service charges on deposit accounts	1,401	1,100	27.4%
Bank card revenue	1,491	1,341	11.2%
Gains on equity investments	372	—	n/a
Realized gains/(losses) on debt securities	(152)	476	-131.9%
Bank owned life insurance and annuity income	283	298	-5.0%
Other income	54	123	-56.1%
Total noninterest income	4,545	4,974	-8.6%
Noninterest expense
Salaries and employee benefits	9,700	8,435	15.0%
Net occupancy expense	1,242	1,174	5.8%
Equipment expense	1,843	1,581	16.6%
Professional fees	362	338	7.1%
Advertising and public relations	172	90	91.1%
Amortization of intangibles	378	405	-6.7%
FDIC premiums	390	277	40.8%
Bank card expense	714	573	24.6%
Foreclosed properties expense, net of (gains)/losses	(90)	227	-139.6%
Acquisition-related expenses	29	440	-93.4%
Other expenses	2,459	2,893	-15.0%
Total noninterest expense	17,199	16,433	4.7%
Income before income taxes	14,950	13,293	12.5%
Income tax expense	3,257	2,933	11.0%
Net income	11,693	10,360	12.9%
Preferred stock dividends	225	—	n/a

Net income applicable to common shares	$11,468	$10,360	10.7%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q1 2022 vs Q1 2021

	For the Quarter Ended		Percent
	3/31/2022	3/31/2021	Change
Per Share Data
Earnings per common share
Basic	$0.90	$0.80	12.5%
Diluted	$0.90	$0.80	12.5%

Cash dividends per common share	$0.18	$0.17	5.9%
Common stock dividend payout ratio	19.7%	20.6%	-4.8%

Average common shares outstanding
Basic	12,745,297	12,942,099	-1.5%
Diluted	12,801,903	13,002,062	-1.5%

Common shares outstanding at period end	12,753,094	12,950,714	-1.5%

Performance Ratios
Return on average equity	14.20%	14.51%	-2.1%
Return on average tangible equity (C)	18.02%	18.49%	-2.5%
Return on average tangible common equity (D)	18.74%	18.49%	1.4%
Return on average assets	1.30%	1.31%	-0.8%
Net interest margin (A)	3.61%	3.65%	-1.1%
Efficiency ratio (B)	49.44%	49.54%	-0.2%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Return on average tangible equity = (Net income - Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Return on average tangible common equity = (Net income - Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)
	For the Quarter Ended
Dollars in thousands	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Statements of Income
Interest income
Loans, including fees	$30,224	$28,979	$28,416	$27,697	$27,538
Securities	2,623	2,763	2,348	2,202	2,157
Other	46	75	118	56	67
Total interest income	32,893	31,817	30,882	29,955	29,762
Interest expense
Deposits	1,727	1,718	1,832	2,136	2,496
Borrowings	1,612	1,267	1,013	1,008	1,014
Total interest expense	3,339	2,985	2,845	3,144	3,510

Net interest income	29,554	28,832	28,037	26,811	26,252
Provision for credit losses	1,950	1,500	—	1,000	1,500
Net interest income after provision for credit losses	27,604	27,332	28,037	25,811	24,752

Noninterest income
Trust and wealth management fees	757	847	718	683	638
Mortgage origination revenue	339	1,361	742	898	998
Service charges on deposit accounts	1,401	1,501	1,338	1,093	1,100
Bank card revenue	1,491	1,528	1,509	1,519	1,341
Gains on equity investments	372	202	—	—	—
Realized gains/(losses) on debt securities, net	(152)	(109)	(68)	127	476
Bank owned life insurance and annuity income	283	293	160	275	298
Other income	54	330	168	120	123
Total noninterest income	4,545	5,953	4,567	4,715	4,974
Noninterest expense
Salaries and employee benefits	9,700	8,977	8,745	8,230	8,435
Net occupancy expense	1,242	1,265	1,254	1,131	1,174
Equipment expense	1,843	1,902	1,908	1,598	1,581
Professional fees	362	438	374	428	338
Advertising and public relations	172	216	254	138	90
Amortization of intangibles	378	387	390	382	405
FDIC premiums	390	330	354	488	277
Bank card expense	714	703	705	685	573
Foreclosed properties expense, net of (gains)/losses	(90)	403	370	746	227
Acquisition-related expenses	29	57	273	454	440
Other expenses	2,459	3,250	2,716	2,756	2,893
Total noninterest expense	17,199	17,928	17,343	17,036	16,433
Income before income taxes	14,950	15,357	15,261	13,490	13,293
Income tax expense	3,257	2,777	3,023	2,930	2,933
Net income	11,693	12,580	12,238	10,560	10,360
Preferred stock dividends	225	225	225	139	—

Net income applicable to common shares	$11,468	$12,355	$12,013	$10,421	$10,360

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Per Share Data
Earnings per common share
Basic	$0.90	$0.96	$0.93	$0.80	$0.80
Diluted	$0.90	$0.95	$0.92	$0.80	$0.80

Cash dividends per common share	$0.18	$0.18	$0.18	$0.17	$0.17
Common stock dividend payout ratio	19.7%	18.5%	19.1%	21.2%	20.6%

Average common shares outstanding
Basic	12,745,297	12,916,555	12,964,575	12,952,357	12,942,099
Diluted	12,801,903	12,976,181	13,018,672	13,013,714	13,002,062

Common shares outstanding at period end	12,753,094	12,743,125	12,976,693	12,963,057	12,950,714

Performance Ratios
Return on average equity	14.20%	15.48%	15.30%	13.67%	14.51%
Return on average tangible equity (C)	18.02%	19.72%	19.51%	17.03%	18.49%
Return on average tangible common equity (D)	18.74%	20.91%	20.71%	17.59%	18.49%
Return on average assets	1.30%	1.42%	1.42%	1.29%	1.31%
Net interest margin (A)	3.61%	3.49%	3.47%	3.55%	3.65%
Efficiency ratio (B)	49.44%	48.85%	49.52%	48.82%	49.54%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Return on average tangible equity = (Net income - Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Return on average tangible common equity = (Net income - Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021

Assets
Cash and due from banks	$18,404	$21,006	$21,247	$18,707	$20,732
Interest bearing deposits other banks	42,853	57,452	189,862	176,282	155,865
Debt securities, available for sale	374,855	401,103	424,741	345,742	311,384
Debt securities, held to maturity	97,589	98,060	98,528	98,995	99,457
Equity investments	20,574	20,202	—	—	—
Other investments	10,974	11,304	10,649	10,661	10,776
Loans, net	2,817,998	2,729,093	2,521,704	2,395,885	2,418,029
Property held for sale	6,900	9,858	12,450	13,170	13,918
Premises and equipment, net	55,713	56,371	56,818	53,104	53,289
Goodwill and other intangible assets	63,212	63,590	63,977	53,858	54,239
Cash surrender value of life insurance policies and annuities	70,825	60,613	60,241	60,087	59,740
Derivative financial instruments	24,455	11,187	10,380	9,885	13,923
Other assets	39,339	36,880	38,354	36,157	36,783
Total assets	$3,643,691	$3,576,719	$3,508,951	$3,272,533	$3,248,135

Liabilities and Shareholders' Equity
Deposits	$3,008,063	$2,943,089	$2,955,940	$2,729,205	$2,725,010
Short-term borrowings	140,146	140,146	140,146	140,146	140,145
Long-term borrowings and subordinated debentures	123,260	123,159	49,739	49,710	49,681
Other liabilities	41,756	42,852	39,837	38,265	39,854
Shareholders' equity - preferred	14,920	14,920	14,920	14,920	—
Shareholders' equity - common	315,546	312,553	308,369	300,287	293,445
Total liabilities and shareholders' equity	$3,643,691	$3,576,719	$3,508,951	$3,272,533	$3,248,135

Book value per common share	$24.74	$24.53	$23.76	$23.16	$22.66
Tangible book value per common share (A)	$19.79	$19.54	$18.83	$19.01	$18.47
Tangible common equity to tangible assets (B)	7.0%	7.1%	7.1%	7.7%	7.5%

NOTES

(A) - Tangible book value per share = (Common shareholders' equity - Intangible assets) / Common shares outstanding.
(B) - Tangible common equity to tangible assets = (Common shareholder's equity - Intangible assets) / (Total assets - Intangible assets).

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (unaudited)

	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Summit Financial Group, Inc.
CET1 Risk-based Capital	8.3%	8.4%	9.0%	9.6%	9.3%
Tier 1 Risk-based Capital	9.3%	9.5%	10.2%	10.9%	10.1%
Total Risk Based Capital	13.5%	13.8%	12.1%	13.0%	12.1%
Tier 1 Leverage	8.4%	8.3%	8.4%	8.9%	8.5%

Summit Community Bank, Inc.
CET1 Risk-based Capital	11.6%	11.9%	11.2%	11.9%	11.1%
Tier 1 Risk-based Capital	11.6%	11.9%	11.2%	11.9%	11.1%
Total Risk Based Capital	12.5%	12.8%	12.1%	12.9%	12.0%
Tier 1 Leverage	10.5%	10.4%	9.2%	9.7%	9.3%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition (unaudited)

Dollars in thousands	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021

Commercial	$447,482	$365,301	$317,855	$326,468	$348,022
Mortgage warehouse lines	164,895	227,869	161,628	105,288	187,995
Commercial real estate
Owner occupied	491,059	484,708	439,202	392,164	358,200
Non-owner occupied	910,174	866,031	835,071	784,415	735,594
Construction and development
Land and development	103,203	100,805	99,718	102,670	106,312
Construction	171,383	146,038	127,432	140,788	126,011
Residential real estate
Conventional	375,240	384,794	394,889	398,239	411,103
Jumbo	81,443	79,108	71,977	71,694	65,851
Home equity	70,770	72,112	71,496	72,956	77,684
Consumer	32,095	31,923	32,284	32,732	32,924
Other	2,877	2,702	2,558	2,356	2,375
Total loans, net of unearned fees	2,850,621	2,761,391	2,554,110	2,429,770	2,452,071
Less allowance for credit losses	32,623	32,298	32,406	33,885	34,042
Loans, net	$2,817,998	$2,729,093	$2,521,704	$2,395,885	$2,418,029

Unfunded loan commitments	$840,705	$688,493	$627,461	$535,587	$556,910

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition (unaudited)

Dollars in thousands	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Core deposits
Non interest bearing checking	$629,002	$568,986	$575,542	$503,097	$505,264
Interest bearing checking	1,134,964	1,127,298	1,121,028	1,005,725	988,204
Savings	702,069	698,156	693,686	677,000	656,514
Time deposits	427,076	451,713	467,024	441,139	456,431
Total core deposits	2,893,111	2,846,153	2,857,280	2,626,961	2,606,413

Brokered deposits	32,755	14,677	14,671	23,521	39,125
Other non-core time deposits	82,197	82,259	83,989	78,723	79,472
Total deposits	$3,008,063	$2,943,089	$2,955,940	$2,729,205	$2,725,010

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information (unaudited)
	For the Quarter Ended
Dollars in thousands	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021

Gross loan charge-offs	$618	$282	$528	$343	$354
Gross loan recoveries	(109)	(89)	(158)	(141)	(165)
Net loan charge-offs	$509	$193	$370	$202	$189

Net loan charge-offs to average loans (annualized)	0.07%	0.03%	0.06%	0.03%	0.03%

Allowance for loan credit losses	$32,623	$32,298	$32,406	$33,885	$34,042
Allowance for loan credit losses as a percentage of period end loans	1.14%	1.17%	1.27%	1.39%	1.39%
Allowance for credit losses on unfunded loan commitments ("ULC'")	$8,392	$7,275	$5,860	$4,660	$3,705
Allowance for credit losses on ULC as a percentage of period end ULC	1.00%	1.06%	0.93%	0.87%	0.67%

Nonperforming assets:
Nonperforming loans
Commercial	$433	$740	$459	$968	$848
Commercial real estate	4,765	4,603	4,643	14,430	17,137
Residential construction and development	968	1,560	448	621	626
Residential real estate	5,549	5,772	5,514	6,800	6,667
Consumer	20	21	48	38	54
Total nonperforming loans	11,735	12,696	11,112	22,857	25,332
Foreclosed properties
Commercial real estate	1,251	1,389	2,192	2,281	2,281
Commercial construction and development	2,332	2,332	2,925	3,146	3,884
Residential construction and development	3,018	5,561	6,712	6,859	7,129
Residential real estate	299	576	621	884	624
Total foreclosed properties	6,900	9,858	12,450	13,170	13,918
Other repossessed assets	—	—	—	—	—
Total nonperforming assets	$18,635	$22,554	$23,562	$36,027	$39,250

Nonperforming loans to period end loans	0.41%	0.46%	0.44%	0.94%	1.03%
Nonperforming assets to period end assets	0.51%	0.63%	0.67%	1.10%	1.21%

Troubled debt restructurings
Performing	$18,971	$18,887	$20,535	$20,799	$20,462
Nonperforming	1,822	2,039	1,141	1,235	3,828
Total troubled debt restructurings	$20,793	$20,926	$21,676	$22,034	$24,290

Loans Past Due 30-89 Days (unaudited)

Dollars in thousands	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021

Commercial	$388	$751	$304	$414	$335
Commercial real estate	1,446	683	281	733	508
Construction and development	645	45	1,215	1,911	330
Residential real estate	3,407	3,552	2,643	3,594	2,146
Consumer	69	190	193	404	96
Other	28	22	1	—	3
Total	$5,983	$5,243	$4,637	$7,056	$3,418

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q1 2022 vs Q4 2021 vs Q1 2021 (unaudited)
	Q1 2022			Q4 2021			Q1 2021
	Average	Earnings/	Yield/	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$2,771,842	$30,178	4.42%	$2,640,975	$28,916	4.34%	$2,355,705	$27,419	4.72%
Tax-exempt (2)	5,369	58	4.38%	6,888	81	4.67%	12,679	151	4.83%
Securities
Taxable	320,170	1,657	2.10%	349,541	1,806	2.05%	266,289	1,295	1.97%
Tax-exempt (2)	180,473	1,223	2.75%	177,757	1,212	2.71%	144,880	1,091	3.05%
Interest bearing deposits other banks and Federal funds sold	72,883	46	0.26%	132,471	75	0.22%	166,531	67	0.16%
Total interest earning assets	3,350,737	33,162	4.01%	3,307,632	32,090	3.85%	2,946,084	30,023	4.13%

Noninterest earning assets
Cash & due from banks	19,226			21,037			17,961
Premises & equipment	56,043			56,566			53,317
Intangible assets	63,429			63,810			54,926
Other assets	142,719			126,635			112,417
Allowance for credit losses	(32,462)			(32,691)			(32,706)
Total assets	$3,599,692			$3,542,989			$3,151,999

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$1,135,068	$465	0.17%	$1,128,637	$319	0.11%	$960,190	$394	0.17%
Savings deposits	700,115	573	0.33%	692,893	590	0.34%	642,241	645	0.41%
Time deposits	542,360	689	0.52%	560,140	809	0.57%	583,723	1,457	1.01%
Short-term borrowings	140,230	373	1.08%	140,146	365	1.03%	140,146	469	1.36%
Long-term borrowings and subordinated debentures	123,203	1,239	4.08%	86,509	902	4.14%	49,664	545	4.45%
Total interest bearing liabilities	2,640,976	3,339	0.51%	2,608,325	2,985	0.45%	2,375,964	3,510	0.60%

Noninterest bearing liabilities
Demand deposits	586,903			568,764			451,957
Other liabilities	42,493			40,905			38,393
Total liabilities	3,270,372			3,217,994			2,866,314

Shareholders' equity - preferred	14,921			14,920			—
Shareholders' equity - common	314,399			310,075			285,685
Total liabilities and shareholders' equity	$3,599,692			$3,542,989			$3,151,999

NET INTEREST EARNINGS		$29,823			$29,105			$26,513

NET INTEREST MARGIN			3.61%			3.49%			3.65%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21% for all periods presented. The tax equivalent adjustment resulted in an increase in interest income of $269,000, $273,000 and $260,000 for Q1 2022, Q4 2021 and Q1 2021, respectively.